UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 3, 2016 (September 30, 2016)

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Suite 500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2016, Peter W. Rodino III resigned as a member of the Board of Directors (the “Board”) of Hemispherx Biopharma, Inc. (the “Company”) to permit him to serve the Company in a new capacity. In this regard, effective October 1, 2016, the Company retained Mr. Rodino as its Executive Director for Governmental Relations, and as its General Counsel.

Mr. Rodino was appointed a Director of the Company in July 2013 and served in that capacity until his resignation. While on the Board, he served as Lead Director, Chairman and Financial Expert of the Audit Committee, a member of the Compensation Committee and a member of the Governance and Nomination Committee. Mr. Rodino has broad legal, financial, and executive experience. In addition to being President of Rodino Consulting LLC and managing partner at several law firms during his many years as a practicing attorney, he served as Chairman and CEO of Crossroads Health Plan, the first major Health Maintenance Organization in New Jersey. For approximately 20 years, as founder and president of Rodino Consulting, Mr. Rodino has provided business and government relations consulting. Mr. Rodino holds a B.S. in Business Administration from Georgetown University and a J.D. degree from Seton Hall University.

Mr. Rodino, in his capacity as Executive Director for Governmental Relations and General Counsel, will receive an annual base salary of $350,000. The Company and Mr. Rodino are actively working on a definitive employment agreement.

The Board also reviewed and accepted the findings and recommendations of the Compensation Committee, that is working with an independent compensation consultant, on a new salary and an amended and restated employment agreement for Thomas Equels, the Company’s Chief Executive Officer and President. Effective, October 1, 2016, Mr. Equels’ annual base salary is $750,000. The Committee is actively working on an amended and restated employment agreement for Mr. Equels.

In addition, the Board, after reviewing the findings and recommendations of its Compensation Committee, increased the salaries of a number of Company employees, effective October 1, 2016. In this regard, Dr. David Strayer, who was promoted to Chief Scientific Officer in February 2016 and continues to serve as Chief Medical Director, will receive an annual salary of $325,000, and Adam Pascale, who was promoted to Chief Financial Officer in February 2016, will receive an annual salary of $250,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

October 3, 2016	By:	/s/ Thomas K. Equels
Thomas K. Equels, President